Exhibit 99.1

Liberty Mutual Contact:	John Cusolito
617-574-5512

Ohio Casualty Investor Contact:	Dennis McDaniel
(513) 603-2197
dennis.mcdaniel@ocas.com

Ohio Casualty Media Contact:	Cindy L. Denney
(513) 603-2074
(513) 703-7372 (mobile)
cindy.denney@ocas.com

Date:	May 7, 2007
Liberty Mutual Group to Acquire Ohio Casualty Corporation
Ohio Casualty Generated $1.4 Billion in Net Written Premium in 2006 and pre-tax
income of $300 million
     Boston, Mass. and Fairfield, Ohio – Liberty Mutual Group (“Liberty Mutual”) and Ohio Casualty Corporation (“Ohio Casualty”) (NASD: OCAS) today announced that they have entered into a definitive agreement pursuant to which Liberty Mutual will acquire all outstanding shares of common stock of Ohio Casualty for $44.00 per share in cash. Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company and five other property and casualty insurance companies, which are referred to under the marketing brand Ohio Casualty Group. Ohio Casualty Group ranks 50th among property and casualty insurers based upon net premiums written (Best’s Review, July 2006), and sells personal, commercial and bond insurance products through independent agents and brokers.
     The transaction is valued at approximately $2.7 billion. Liberty Mutual intends to fund the purchase with cash on hand and short-term debt; the transaction is not subject to any financing contingencies. The proposed transaction, which has been approved by the Boards of Directors of both companies, is subject to approval by Ohio Casualty shareholders and customary regulatory approvals and conditions, and is expected to close in the third quarter of 2007.
     Following the acquisition, Ohio Casualty will be part of Liberty Mutual Group’s Agency Markets business unit. The 11 companies in Liberty Mutual Agency Markets have more than 6,800 employees and approximately 6,500 appointed agencies. In 2006, Liberty Mutual Agency Markets’ net written premium was $5.9 billion. Ohio Casualty, which has approximately 2,100 employees and operations in 48 states, has approximately

3,400 appointed agencies. In 2006, Ohio Casualty’s net written premium was $1.4 billion.
     “Under Dan Carmichael’s leadership, Ohio Casualty has been transformed into a premier regional property and casualty company and is a great fit with our Agency Markets business,” said Edmund F. Kelly, Liberty Mutual Group chairman, president and chief executive officer. “Through the addition of Ohio Casualty, our regional-company independent agency business is significantly stronger and our agency relationships are strengthened. With combined net written premium exceeding $7.3 billion following this transaction, we will become the largest regional provider of property and casualty products distributed through independent agents in the United States.”
     Dan Carmichael, president and chief executive of Ohio Casualty, said, “I am very proud of the accomplishments of our employees, agents and management at Ohio Casualty in creating a leading super-regional property and casualty insurance company. We look forward to being an important component of Liberty Mutual Agency Markets’ continuing success. We believe this transaction will benefit our key constituents and enable our shareholders to realize significant value for their investment in Ohio Casualty.”
     Gary Gregg, president of Liberty Mutual Agency Markets, said, “I look forward to working with Dan and the leadership of Ohio Casualty, who will play a key role in the joint integration team tasked with combining the best of both organizations to create a stronger Liberty Mutual Agency Markets. We share Ohio Casualty’s commitment to employees, customers and agents. The combined organization intends to maintain a significant presence in the Cincinnati area and will continue to support local charities in the communities in which we do business.”
About Liberty Mutual Group
     Boston-based Liberty Mutual Group is a diversified global insurer and sixth largest property and casualty insurer in the United States based on 2005 direct written premium. The Company also ranks 95th on the Fortune 500 list of largest corporations in the United States based on 2006 revenue of $23.5 billion. As of December 31, 2006, Liberty Mutual Group had $85.5 billion in consolidated assets.
     Liberty Mutual Group offers a wide range of insurance products and services, including personal automobile, homeowners, commercial multiple peril, commercial automobile, general liability, workers compensation, global specialty, group disability, assumed reinsurance, fire and surety.
     Liberty Mutual Group (www.libertymutual.com) employs over 39,000 people in more than 900 offices throughout the world.
About Ohio Casualty Corporation

     Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company and five other subsidiary insurance companies. Headquartered in Fairfield, OH, Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS. With approximately 2,100 employees in five major locations countrywide, Ohio Casualty Group is ranked among the top 50 U.S. property/casualty insurance groups based on net premiums written (Best’s Review, July 2006).
     Ohio Casualty Group is the marketing brand for our six property/casualty insurance companies, which are licensed to write auto, home and business insurance. Policies are written through the independent agency system. The oldest company, The Ohio Casualty Insurance Company, was founded in 1919.
     Rated A (Excellent) for financial strength by the A.M. Best Company, Inc., the Group has written premiums of approximately $1.42 billion as of Dec. 31, 2006. OCG products are marketed through approximately 3,400 independent agencies. Policies may be underwritten by The Ohio Casualty Insurance Company, West American Insurance Company, American Fire and Casualty Company, Ohio Security Insurance Company, Avomark Insurance Company or Ohio Casualty of New Jersey, Inc.
Cautionary Notice Regarding Forward Looking Statements
     Certain statements in this press release contain forward-looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Ohio Casualty or Liberty Mutual may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Ohio Casualty may be unable to obtain shareholder approval required for the transaction; (2) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Ohio Casualty or Liberty Mutual or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the business of Ohio Casualty or Liberty Mutual may suffer as a result of uncertainty surrounding the transaction; and (5) Ohio Casualty or Liberty Mutual may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause Ohio Casualty’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Ohio Casualty’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. For a further discussion of these and other risks and uncertainties affecting Liberty Mutual, see Liberty Mutual’s website at www.libertymutual.com/investors. Ohio Casualty and Liberty Mutual undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.
Additional Information and Where to Find It
     This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a proxy statement of Ohio Casualty and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OHIO CASUALTY CORPORATION AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Ohio Casualty on the SEC’s website at http://www.sec.gov. Free copies of Ohio Casualty’s SEC filings are also available from Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, Attention: Investor Relations.
Participants in the Solicitation
     Ohio Casualty and its executive officers, directors, other members of management, employees and Liberty Mutual may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ohio Casualty’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of Ohio Casualty is set forth in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.